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                                                                    EXHIBIT 23.2


                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Pre-Effective Amendment No.1 to Registration Statement No. 333-48946 of M&T Bank Corporation on Form S-4 of our report dated January 27, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Premier National Bancorp, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Proxy Statement-Prospectus, which is part of this Registration Statement.





DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP
Stamford, Connecticut
December 12, 2000



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                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No.1 to Registration Statement No. 333-48946 of M&T Bank Corporation on Form S-4 of our report on management's assertion that Premier National Bancorp, Inc. maintained effective internal control over financial reporting, including safeguarding of assets, dated January 27, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Premier National Bancorp, Inc. for the year ended December 31, 1999.





DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP
Stamford, Connecticut
December 12, 2000